Exhibit  1.2

                               STATE OF DELAWARE                         PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "CBCOM, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE  FOLLOWING  DOCUMENTS  HAVE  BEEN  CERTIFIED:
CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF APRIL, A.D. 1997, AT 5:30 O'CLOCK P.M.
CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF FEBRUARY, A.D. 1998, AT 9 O'CLOCK A.M.
CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT, FILED THE TWENTY-SIXTH DAY OF JANUARY, A.D. 1999, AT 10 O'CLOCK A.M.
CERTIFICATE OF RENEWAL, FILED THE SIXTEENTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.
CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF OCTOBER, A.D. 1999, AT 9 O'CLOCK A.M.











2741611  8100H     /seal  of  the  Secretary'  office/
       /Edward  J.  Freel/
 ___________________
       Edward  J.  Freel,  Secretary  of  State
AUTHENTICATION:  0029365
         DATE:  10-15-99

                                                      STATE  OF  DELAWARE
                                                      Secretary  of  STATE
                                                      DIVISION  OF  CORPORATION
                                                      FILED  05:30 PM 04/23/1997
                          CERTIFICATE  OF  INCORPORATION
                                       OF
                                  CBCOM,  INC.

                                       I.

The  name  of  this  Corporation  is  CBCom,  Inc.

                                       II.

     The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the name of the registered agent at that address is The Corporation Trust Company.

                                      III.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

     The Corporation is authorized to issue one class of stock designated as "Common Stock". The total number of shares of Common Stock authorized to be issued is 1,000 and each such share shall have a par value of $0.01.

                                       V.

     The number of directors which shall constitute the whole Board of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                       VI.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                      VII.

     Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                      VIII.

     No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article VIII shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which such director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

                                       IX.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                       X.

     The  name  and  mailing address of the incorporator of the Corporation are:

                        Name               Mailing  Address
                        ----               ----------------

                Vivian  S.  Godoy          c/o  Paul,  Hastings,  Janofsky
                                                 &  Walker,  LLP
                                                 555  South  Flower  St.
                                                 23rd  Floor
                                                 Los  Angeles,  CA  90071

     IN WITNESS WHEREOF, this Certificate has been signed on the 23rd day of April, 1997.

                      /s/ Vivian  Godoy
                      --------------------------------
                      Vivian  S.  Godoy,  Incorporator

                                                      STATE  OF  DELAWARE
                                                      Secretary  of  STATE
                                                      DIVISION  OF  CORPORATION
                                                      FILED  09:00 AM 02/10/1998
                                                      981052465  -  2741611

                            CERTIFICATE OF AMENDMENT
                                 OF CBCOM, INC.
                             a Delaware corporation


   CBCOM, INC., a corporation organized and existing under and by virtue of the
    General Corporation Law of the State of Delaware (the "Corporation"), DOES
                                 HEREBY CERTIFY:

     FIRST:   The Corporation has not received any payment for any of its stock.

     SECOND: The amendments to the Corporation's Certificate of Incorporation set forth in the following resolutions were approved by the written consent of a majority of the Corporation's Board of Directors and were duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking the last sentence of Article IV in its entirety and replacing it with the following:

     "The total number of shares of Common Stock authorized to be issued is 100,000,000 and each such share shall have a par value of $0.001.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Bernard J. Luskin, its Chairman of the Board of Directors and Chief Executive Officer, and attested by Charles Lesser, its Secretary, this 5th
                                                                          ------
day  of  February,  1998.

                    By  /s/ Bernard  J.  Luskins
                        ------------------------
                        Bernard  J.  Luskin
                        Chairman  of  the  Board  of  Directors  and
                        Chief  Executive  Officer

ATTEST:

                        By  /s/ Charles  A.  Lesser
                        ---------------------------
                        Charles  Lesser
                        Secretary

                                                      STATE  OF  DELAWARE
                                                      Secretary  of  STATE
                                                      DIVISION  OF  CORPORATION
                                                      FILED 10:00 AM 01/26/1999
                                                      991036613 - 2616255

                 CERTIFICATE OF RESIGNATION OF REGISTERED AGENT

     Pursuant to Section 136 of the General Corporation Law of Delaware, THE CORPORATION TRUST COMPANY hereby resigns as Registered Agent of the corporations listed on the attached Exhibit A.

Written notice of resignation was given to the corporation on December 21, 1998 by mail or delivery to the corporation at its last known address as shown on our records, said date being at least 30 days prior to the filing of this Certificate of Resignation.

DATED:  JANUARY  26,  1999


     THE  CORPORATION  TRUST  COMPANY

     BY:  /s/William  J.  Reif
   ----------------------------
    William  J.  Reif
    Assistant  Vice  President

                          THE CORPORATION TRUST COMPANY
                         AGENT RESIGNATIONS - EXHIBIT A
01/26/99                                        PAGE:  6

FILE
NUMBER     CORPORATION  NAME

2776217     CLEAN  SHOT  TECHNOLOGIES,  INC.
2756562     CLEARYTH,  INC.
2242404     CLEMENTON  PLAZA,  INC.
2151098     CLUB  SPORTS  INTERNATIONAL  -  CONCOURSE,  INC.
2275366     COASTAL  FINANCIAL  CONSULTANTS,  INC.
2200176     COLDWATER  CREEK  OPERATOR  CORP.
2149834     COLOR  SERVICES  INCORPORATED
2193536     COLOR  TILE  FRANCHISING,  INC.
0904478     COLUMBIA  MAINTENANCE  SERVICES,  INC.
2556126     COMMUNITY  ASSISTED  LIVING  CENTERS,  INC.
2354674     COMMUTER  LEASE  INC.
2773640     COMPILE  AMERICA  INC.
2607741     CONNECTICUT  VALLEY  SPORTS,  INC.
2191723     CONTAINER  TESTING  LABORATORY,  INC.
2428422     CONVENE  INTERNATIONAL,  INC.
2469749     CORAL  ROCK  INC.
2597447     CORBETT  &  CO.
2244837     CORPORATE  INVESTMENT  ASSOCIATES,  INC.
2327098     COSMOS  FACTORY,  INC.
2004759     COTE  D'AZUR  REALTY,  INC.
2624979     COUNCIL  ON  HEALTHCARE  PROVIDER  ACCREDITATION,  INC.
2286740     CRITERION  INFORMATION  SYSTEMS,  INC.
2305249     CUE  BIC  SYSTEMS,  INC.
2223464     CURATORS  CAPITAL  MANAGEMENT  INC.
2658461     CYBERTEL  NETWORK  SYSTEMS,  INC.
2336408     CYPRESS  POINT  TRADING  CO.
2320666     CYRUS  I.  HARVEY,  INC.
2119173     CACTUS,  INC.
2786155     CAJEN  INC.
2744462     CALIFORNIA  NO  NONSENSE  PROPERTY  MANAGEMENT  CORPORATION
2068008     CANADA  SQUARE  CORPORATION
2423161     CANAL+  PORTFOLIO,  INC.
2577206     CANGEN  INC.
2577205     CANLOAN  INC.
2577203     CANREO  INC.
2418412     CAREER  HOLDINGS,  INC.
2262924     CARIBBEAN  ENTERTAINMENT  COMPANY
2242428     CARIBBEAN  MARKETING,  INC.
2709264     CARL  ZEISS  IMT,  CORP.
2709263     CARL  ZEISS  OPTICAL,  INC.
0676430     CARLSON  &  SWEATT-MOKENCO,  INC.
2482106     CARLTON  INVESTORS  CORPORATION
2398397     CARRIBEAN  ISLAND  MANAGEMENT  INC.
2492091     CARSON-EUROPE,  INC.
2080208     CATALYST  CONSTRUCTION  CORPORATION  OF  CONNECTICUT
2741611     CBCOM,  INC.
0937190     CBD  PHARMACEUTICAL  CORPORATION
2139234     CBI  UNIFORMS,  INC.

                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

     CBCom, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on April 23, 1997 and thereafter forfeited for failure to maintain an agent, now desiring to procure a revival of its Certificate of Incorporaton, hereby certifies as follows:

     1.   The  name  of  the  corporation  is  CBCom,  Inc.

     2.   Its  registered  office  in  the  State of Delaware is located on 1209
Orange Street, City of Wilmington County of New Castle and the name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

     3) The date when revival of the Certificate of Incorporation of this corporation is to commence is the 24th day of February, 1999, same being prior to the date the Certificate of Incorporation became forfeited. Revival of the Certificate of Incorporation is to be perpetual.

     4) This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 25th day of February, 1999 at which time its Certificate of Incorporation became inoperative and forfeited for failure to maintain an agent and this Certificate of Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

     IN WITNESS WHEREOF, said CBCom, Inc., in compliance with Section 312 of the Title 8 of the Delaware Code has caused this Certificate to be signed by CHARLES LESSER, its last and acting Corporate Secretary & Chief Financial officer, this 11th day of March, 1999.
     CBCom,  Inc.
                      By:  /Charles  A.  Lesser/
                      --------------------
                           CHARLES  LESSER
                    Corporate  Secy.  &  Chief  Financial  Officer

  STATE  OF  DELAWAR
  SECRETARY  OF  STATE
DIVISION  OF  CORPORATIONS
FILED  09:00  AM  04/16/1999
   991158822  -  2741611
     STATE  OF  DELAWARE
     SECRETARY  OF  STATE

                                 DIVISION  OF  CORPORATIONS
                                 FILED  09:00  AM  04/16/1999
                                 991158822  -  2741611

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF
                                  CBCOM, INC.,
                             A Delaware Corporation

It  is  hereby  certified  that:

1. The name of the corporation (hereinafter called the "corporation") is CBCom, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article IV thereof and by substituting in lien thereof the following new Article IV:

                                       IV.

     "1.   Classes  of  Stock.  This  corporation  is  authorized  to  issue two
           -------------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Million (100,000,000) shares. Of these shares, Eighty Million (80,000,000) shares shall be Common Stock, par value $0.001 per share, and Twenty Million (20,000,000) shares shall be Preferred Stock, par value $0.001 per share.

     2.    Rights,  Preferences  and  Restrictions  of  Preferred  Stock.  The
           -------------------------------------------------------------
Preferred Stock authorized hereby may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions grant to or imposed upon such additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such a series then outstanding. In the case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."


Upon the filing in the office of the Secretary of State of the State of Delaware of this Certificate of Amendment of Article IV, twenty million (20,000,000) shares of the corporation's authorized but unissued shares of Common Stock, par value $0.001 per share, will be converted and reclassified as twenty million (20,000,000) shares of authorized but unissued Preferred Stock, par value $0.001 per share, of the corporation.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed  on:  September  27,  1999.
             ---------------------



                                /Signature/
                                -----------
                                Max  Sun,  President

                                /Signature/
                                -----------
                                Charles  Lesser,  Secretary







































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